FEE PAID
                          INDEPENDENT RETAIL BROKERAGE
                                    AGREEMENT

PARTIES:

ITEX Corporation                                     ("ITEX")
a Nevada corporation
3400 Cottage Way
Sacramento, California 95825

Peter Adam

Vancouver, British Columbia


RECITALS:

A. ITEX has over a period of time and at considerable expense developed and established a method for conducting and promoting alternative currency trade among retail businesses, a system for computerized record keeping of trade transactions and a framework for principal party and corporate trade transactions both in the United States and Internationally ("the ITEX System"). The ITEX System operates through the ITEX Retail Trade Exchange and International Licensees of ITEX. Much of the information and materials relating to the ITEX System constitute trade secret and confidential information.

B. ITEX owns the "ITEX" trade name and the service mark "ITEX and Design" and other proprietary marks (the "Proprietary Marks"). ITEX has registered the Proprietary Marks with the U.S. Trademark Office and has or will do so in offices in other countries serving similar functions.

C. Peter Adam desires to be appointed as an independent contractor authorized to sell ITEX services and promote trading among ITEX Clients on a commission basis; ITEX desires to retain the services of Peter Adam on both a retail and a corporate trade basis to provide consultation and support to the customers of ITEX in conformance with the ITEX System.

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AGREEMENT:

I. DEFINITIONS

     1.1 ASSOCIATION FEE is a fee charged by ITEX to its Clients on a per cycle basis for the privilege of maintaining an ITEX account. The Association Fee will be in Canadian dollars for clients domiciled in Canada and will be in United States dollars, for clients domiciled elsewhere, as well a portion in ITEX Trade Dollars or a combination of both.

     1.2 AUTOPAY (PREFERRED MEMBER) is a program offered by ITEX whereby ITEX Clients may reduce the percentage Client Purchase/Client Sale Fee (as defined below) charged if a Client agrees that its cash Fees may be paid by automatic credit card debit or electronic funds transfer.

     1.3 BROKER means an individual or entity engaged in the Trade Brokerage Business as defined below, and refers to Peter Adam and other independent brokers appointed by ITEX. There are two levels of ITEX broker. Brokers are initially appointed as Associate Brokers (AB). After completing the training hereafter described and enrolling and activating fifty (50) new, fee paying Clients as defined below, brokers normally must take additional training, including a certification test, the successful completion of which training result in appointment as an Independent Licensed Broker (ILB). Because Peter Adam is beginning his business with approximately 1000 clients assigned to him, he will be treated for all purposes as an ILB, but will be required to attend the additional training as described below.

     1.4 CORPORATE TRADE is the ITEX division charged with obtaining products and services to be made available to ITEX Clients through the ITEX Retail Trade Exchange, for sale to Clients for the account of ITEX only.

     1.5 CLIENT means a member of the ITEX Retail Trade Exchange who has a contractual relationship with ITEX governing Client's use of the Exchange and the privileges and responsibilities associated therewith or an entity with which ITEX conducts commercial trade transactions. An International Client is a client of an ITEX International Licensee. International Clients have the right to do business with ITEX Clients on terms and conditions adopted by ITEX from time to time.

     1.6 CLIENT PURCHASE/CLIENT SALE FEE is the fee charged to Clients assigned to Peter Adam, based upon the dollar value of transactions engaged in by those Clients through the ITEX Retail Trade Exchange. The seller of goods or services is charged a "sales fee" and the buyer of that good or service is charged a "purchase fee", each in cash and each a percentage of the total price of the good or service sold and bought.

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     1.7 COMMERCIAL CORPORATE TRADING - ITEX is involved in commercial corporate trading transactions ("Commercial Corporate Trading") as an integral part of ITEX's overall business. Commercial Corporate Trading typically involves the purchase and sale of large inventories of goods and services offered by major corporations and businesses and includes transactions that yield a "corporate credit" to a seller of goods or services as payment for the purchase of those goods or services. The corporate credit may then be used by such seller as partial payment (together with a cash component) toward the purchase of other goods or services by that seller.

     1.8 CYCLE means a four week accounting period used by ITEX commencing on a Friday and ending on a Thursday. By way of example, the first cycle of Fiscal Year 1999-2000 began Friday, July 16, 1999 and ended Thursday, August 12, 1999. There are thirteen such Cycles per ITEX fiscal year. Should ITEX in the future adopt a monthly accounting period, any reference herein to "cycle" shall be understood to mean "calendar month" unless the context suggests otherwise.

     1.9 ENROLLMENT FEE is the fee charged to Clients to open up an ITEX account. ITEX brokers are permitted to enroll Clients on behalf of ITEX and,subject as set out below, charge an Enrollment Fee set by Peter Adam. However, ITEX itself is entitled to enroll Clients anywhere throughout the ITEX System and to charge whatever Enrollment Fee it may wish. ITEX hereby reserves the right to set a minimum Enrollment Fee to be charged by ITEX brokers as ITEX in its sole discretion may decide. If ITEX elects to set a minimum Enrollment Fee in the future, it will give Peter Adam not less than sixty (60) days advance written notice of such election. As an element of ITEX's right to inspect the books and records of Peter Adam as hereafter set out, Peter Adam will disclose to ITEX the amount of the fee so charged by Peter Adam and will consistently charge the fee so set. For each new client account that Peter Adam enrolls, Peter Adam shall pay ITEX the sum of *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*.

     1.10 THE ITEX RETAIL TRADE EXCHANGE (the "Exchange") is a division of ITEX which has contracted with thousands of retail and wholesale businesses and professionals who trade goods and services among themselves. The trade is done through an organized system, regulated by the record keeping and administrative services of ITEX and through its alternative currency economic system denominated in ITEX Trade Dollars. The Exchange functions as a clearinghouse for the trade transactions of the membership. ITEX manages the Exchange and acts as a third party record keeper of the trade transactions. It administers the clearinghouse function of the Exchange for ITEX Clients according to the terms and conditions found in the ITEX Client Application,as the same may be modified from time to time.

     1.11 ITEX TRADE DOLLAR is an accounting unit used by the ITEX Exchange to record the value of trades as determined by the selling party. ITEX Trade

Dollars denote the right to receive goods or services available from other ITEX Trade Exchange Clients, or the obligation to provide goods or services to other Exchange Clients. Trade Dollars may not be redeemed or advertised for sale by Peter Adam for cash. Trade Dollars may be used only in the manner and for the purposes set forth in the Trading Rules. Trade Dollars are not legal tender, securities, or commodities.

     1.12 NETWORK shall mean ITEX's network of independent trade brokers who make the services of ITEX and the ITEX Exchange available to the public and includes international licensees of the ITEX System who serve International Clients outside of the United States.

     1.13 PROPRIETARY MARKS shall mean the service mark, trademark, and trademark and design ITEX(R), and all other trademarks, service marks, trade names, logos and commercial symbols presently owned by or licensed to ITEX or hereafter acquired or adopted by ITEX and that are used in association with the Exchange.

     1.14 A TRADE is a purchase or sale of goods or services through the ITEX System. In the case of the Exchange, payment is made by posting the appropriate debits and credits in the form of ITEX Trade Dollars to the buying and selling parties' ITEX accounts pursuant to the Trading Rules of the ITEX Exchange, as such Rules may be amended from time to time.

     1.15 TRADE BROKERAGE BUSINESS shall mean an independent business which Peter Adam is to establish and oversee the operation of in connection with and pursuant to standards and policies in this Agreement and such other standards and policies as may, from time to time, be adopted by ITEX. Such Trade Brokerage Business may have two (2) business aspects, comprising:

(a) The "Retail Trade Brokerage Business" involving the promotion of the ITEX Trade Exchange and recruiting, enrolling and servicing Clients of ITEX who are assigned to Peter Adam; and

(b) The "Commercial Corporate Trading/CORPORATE TRADE Business" in which Peter Adam may be involved as a Finder.

ITEX is also participating in the trade Brokerage Business for itself through corporate offices or otherwise.

     1.16 TRADING RULES OF THE ITEX RETAIL TRADE EXCHANGE OR TRADING RULES shall mean such rules as are adopted and disseminated by ITEX from time to time to govern transactions and relationships associated with the ITEX Retail Trade Exchange and including transactions involving International Clients. Those rules are binding upon Peter Adam, both in its operations as an independent trade broker, and as it acts as a Client through its Client Account. A copy of the current Trading Rules is attached hereto as Appendix 1.

     1.17 FRANCHISE FEE shall mean the payment which is made by Peter Adam upon the execution of this agreement. This initial fee is in addition to any other fees required by this agreement and is paid to ITEX for its services in relation to the assignment of the initial clients to Peter Adam for servicing. The initial franchise fee referred to in this section is deemed to be fully earned by ITEX upon the execution and delivery of this agreement. The fee shall not be refunded, in whole or in part, upon any termination of this agreement nor at any other time or under any other circumstances whatsoever.

     1.18 CLIENT APPLICATION shall mean the form which Clients execute to enroll as an ITEX member of the ITEX Retail Trade Exchange.

     1.19 COMBINED TRADE VOLUME (CTV) shall mean the total amount of all purchases and sales of members assigned to Peter Adam at any given time.

     II. THE RETAIL TRADE BROKERAGE: APPOINTMENT AND COMMISSION SCHEDULE

     2.1 APPOINTMENT AS A RETAIL BROKER. ITEX appoints Peter Adam as an ITEX Broker to open one office with the primary responsibility of engaging in a Trade Brokerage Business including promoting trading among ITEX Clients. Additional offices may not be opened without the express written consent of ITEX and then only upon such terms as may be agreed to by ITEX.

Peter Adam is an independent person or entity entirely separate and distinct from ITEX. The parties intend that an independent contractor relationship will be created by this contract. ITEX is interested only in the results to be achieved by Peter Adam in providing consultation and support to ITEX Clients; the conduct and control of the consultation and support actually rendered lie solely with Peter Adam. Peter Adam is not an agent, legal representative, partner, joint-venturer, or employee of ITEX for any purpose, and neither Peter Adam nor the employees of Peter Adam are entitled to any of the benefits ITEX provides to ITEX employees. It is further understood that ITEX does not agree to, and will not, use Peter Adam's services exclusively.

By accepting this appointment, Peter Adam agrees to devote substantial full time to performing services to ITEX Clients and Peter Adam's failure to do so may be considered a breach of this Agreement. However, Peter Adam is free to engage in any other business so long as Peter Adam's participation in such other businesses does not violate any of the provisions of this Agreement.

     2.2 PERSONAL MANAGEMENT.

     At all times, Peter Adam (or at least one Peter Adam Guarantor, as defined in Section 2.6 herein, designated by Peter Adam in writing, if Peter Adam is a corporation, partnership or other entity), shall personally perform the responsibilities of Peter Adam under this Agreement. The designated Peter Adam Guarantor is subject to approval by ITEX which approval shall not be unreasonably withheld.

     2.3 COMMISSION SCHEDULE

(a) Except in Subsection (b) and Section 6.8, as compensation for his services provided hereunder, ITEX shall pay Peter Adam an amount equal*Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*., but no share of the cash Association Fees actually collected from Clients assigned to Peter Adam. ITEX shall also pay Peter Adam *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*. per cycle of the ITEX Trade Dollar portion of Association Fees actually collected from Clients.

     (i) Notwithstanding the provisions of Section 1.9, if Peter Adam enrolls sufficient new members during a cycle resulting in a minimum of twenty-five (25) net Client growth in the number of clients assigned to Peter Adam from one Cycle to the next Cycle, the new client enrollment fee paid by Peter Adam shall be reduced *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*. for the Cycle in which the net growth occurs.

(b) *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*.

     (i) Peter Adam fails to achieve a minimum of *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*. net Client growth per Cycle for *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*. consecutive Cycles, or

     (ii) Peter Adam's CTV decreases from one Cycle to the next for *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*.

In order to regain the right to receive a *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*. on Client Purchase/Client Sales Fees paid in cash, Peter Adam must attain both a minimum of *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*. net Client growth per Cycle and an increase in CTV for *Removed pursuant to Rule 24b-2 under the Securities Exchange

Act of 1934*. For purposes of this Agreement, it is understood that CTV shall mean the total of the trade sales and purchases made by the Clients assigned to Peter Adam.

(c) Amounts payable to Peter Adam hereunder will be reduced by the following charges:

     (i) Cost of broker supplies ordered by Peter Adam from ITEX which exceed the allowable limits on free broker supplies as published from time to time in ITEX's broker supplies price list. Peter Adam will not be required to purchase any such materials and may produce them at his own cost. Peter Adam must always have at hand sufficient quantities of application forms and use approved versions of such forms to sign up Clients.

     (ii) Any costs ITEX has paid for any expenses incurred by Peter Adam.

(d) ITEX reserves the right to change Client Purchase/Client Sales Fees from time to time in its sole discretion. Any such change in Client Purchase/Client Sales Fees shall not affect Peter Adam's commission schedule, unless agreed to in writing by Peter Adam.

(e) ITEX shall pay Peter Adam in cash, its commissions due, less any cash fees and obligations then owing to ITEX and less any of the deductions listed in subparagraph 2.3(c) above, no later than the 35th day after the close of the standard four (4) week accounting cycle in which Client Purchase/Client Sales Fees have been received by ITEX in full. Peter Adam will qualify for an advance payment on commissions to become due if *Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934*. or more of the Clients assigned to Peter Adam initiate, and continue to have their cash fees clear through the AUTOPAY program. Advance checks are paid twenty (20) days after the close of each Cycle.

(f) From time to time ITEX may make available to Peter Adam optional marketing or other materials for his own use or for the use of ITEX Clients assigned to Peter Adam. ITEX will determine, the reasonable cost, if any, payable by Peter Adam for any such materials.

(g) Peter Adam shall not be entitled to any portion of any fee charged by ITEX and not explicitly identified herein as being subject to the commission payable to Peter Adam.

     2.4 ASSIGNMENT OF RESPONSIBILITY FOR CLIENTS. For the purpose of servicing and communicating with Clients, ITEX will assign responsibility for Clients to Peter Adam for one of three reasons:

(a) Peter Adam has enrolled the Client account;

(b) ITEX has enrolled the Client and elects to assign the subject Client account to Peter Adam; or

(c) A Client has requested reassignment from another broker.

Once a Client has been assigned to Peter Adam, ITEX will not reassign that Client unless the Client requests in writing that ITEX reassign that Client to another broker or unless ITEX, in its sole discretion, determines that reassignment of a Client is in the best interests of ITEX, the ITEX System or the Client involved. No requests for reassignment of a Client initiated by an ITEX broker other than the broker to whom the Client has been assigned will be honored. Accounts of Clients assigned to Peter Adam will not be deleted at the request of Peter Adam except upon the written concurrence of ITEX.

     2.5 NO EXCLUSIVITY. Peter Adam's appointment is for one office location as approved by ITEX in British Columbia only and is nonexclusive. For convenience in identifying individual brokers within the ITEX System, Peter Adam will be assigned a broker code and a geographic area which will be determined by the location of Peter Adam's office and the general location of Clients. All reference to Peter Adam's "geographic area" is for convenience of identification only and is in no way to be construed as an assigned territory, exclusive or nonexclusive. ITEX reserves the right to approve the location of Peter Adam's office location, but will not unreasonably refuse to approve the location or any subsequent relocation.

     2.6 CO-COVENANTOR. If Peter Adam does business as a corporation, partnership or other entity, such officers, directors, shareholders, partners or members of such corporation, partnership or other entity, as may be directed by ITEX from time to time, shall sign the Co-Covenantor Agreement which is attached to and made a part of this Agreement. At least one of such signers shall be designated by Peter Adam as the "Independent Contractor Co-Covenantor", subject to the approval of ITEX.

III. INTENTIONALLY LEFT BLANK

IV. INTELLECTUAL PROPERTY RIGHTS

     4.1 CONCERNING THE MARKS. Peter Adam is hereby granted a non-exclusive license to use the Proprietary Marks during the term of this Agreement, but only for the purposes and in the manner expressly permitted herein. Peter Adam has no right to independently use the Proprietary Marks other than in connection with this Agreement or to license or sub-license the Proprietary Marks to others. ITEX has the right at any time, and from time to time, without prior notice to Peter Adam, to make additions to, deletions from, or changes in the Proprietary Marks.

     4.2 SOLE OWNERSHIP. Peter Adam acknowledges that ITEX is the sole and exclusive owner of the Proprietary Marks and all material elements constituting a part of the ITEX System, including all worldwide patent, copyright, trademark, trade secret and other intellectual property rights in respect thereof and arising therefrom ("Intellectual Property Rights"). Any and all use of the Proprietary Marks and the ITEX System by Independent Broker will be for and enure to the exclusive benefit of ITEX. Peter Adam will not contest at any time, during or after the term of this Agreement, in any manner, the validity of ITEX' exclusive ownership and rights to the Proprietary Marks, the ITEX System and/or the Intellectual Property Rights. All rights not expressly licensed to Independent Broker herein are hereby expressly reserved to ITEX.

     4.3 USE OF PROPRIETARY MARKS. Peter Adam is absolutely prohibited from including "ITEX" or any other Proprietary Mark in Peter Adam's sole proprietorship, corporate, partnership, trade, business or other entity name or in any website URL, e-mail address, domain name or website metatags. Peter Adam may display the ITEX(R) logo trademark ("Indicia") on checks, letterhead, envelopes, signs and other approved forms so long as Peter Adam follows ITEX's corporate identity standards, as established or modified from time to time, in so doing. In addition, Peter Adam shall follow ITEX policies and procedures in answering its business telephone and such other elements of trade dress and procedure as may be directed by ITEX time to time. Peter Adam is not free to alter any Proprietary Marks, Indicia or trade dress of ITEX as to form, color, size, proportion or in any other way. The name selected by Peter Adam in operating its Trade Brokerage Business must be approved by ITEX in writing and in advance of any use thereof.

     4.4 RIGHTS TO GOODWILL. Peter Adam acknowledges that all goodwill which may arise from Peter Adam's use of ITEX's Proprietary Marks, the Indicia, or the ITEX System, is and shall at all times remain, the sole and exclusive property of ITEX and shall inure to its benefit. Nothing contained in the preceding sentence shall be construed to prohibit Peter Adam from receiving, for a sale of his business made in compliance with the provisions of this Agreement, a price which includes payment for any goodwill belonging to Peter Adam.

V. OBLIGATIONS OF PETER ADAM

     Peter Adam's primary responsibilities are (i) to sell ITEX services to ITEX Clients and to aggressively promote, facilitate, and encourage trade activity among ITEX Clients, especially those for whom responsibility is assigned to Peter Adam; (ii) to promote and act as a finder for Commercial Corporate Trade or CORPORATE TRADE transactions in conjunction with ITEX and its associated brokers and International Licensees; and (iii) to use its best efforts to protect and extend the good will of ITEX and its Proprietary Marks in conjunction with the ITEX System. In order to fulfill these responsibilities, Peter Adam shall at all times maintain an official business address and a business telephone number with an appropriate full-time answering service. In addition, Peter Adam shall be strictly governed by the following obligations:

     5.1 PERFORMANCE STANDARDS.

Peter Adam's continuing appointment as a broker for the ITEX System is contingent upon achieving and maintaining the following minimum performance standards:



(a) Peter Adam shall work with all Clients of ITEX in a professional, courteous and responsible manner, and shall not engage in any behavior nor make any representations reasonably determined by ITEX to reflect negatively on ITEX or its good will.

(b) After six months from the completion of initial training, but not more than nine months from that date, Peter Adam shall return to the ITEX headquarters in Sacramento to complete an additional five days training. The dates of training shall be established by ITEX after consultation with Peter Adam. Peter Adam is responsible for transportation, lodging, meals, entertainment and all other personal expenses attendant to participating in the training.

5.2 PROMOTIONAL AND OPERATIONAL MATERIALS. Peter Adam shall insure that all advertising and promotion by Peter Adam is completely factual and conforms to the highest standards of ethical advertising and ITEX's corporate identity standards. Peter Adam agrees to refrain from any business or advertising practices which may be injurious to the business of Peter Adam or ITEX or to the goodwill associated with the Proprietary Marks and with the ITEX System. ITEX may, but is not obligated to provide standard promotional and operational materials, including applications, forms, Client transaction materials, magazines, brochures and other information and materials for use by Peter Adam and others and ITEX may, in its sole discretion, determine the cost, if any, payable by Peter Adam for all such materials. Peter Adam may develop and use its own advertising materials, at Peter Adam's sole cost and expense, provided that Peter Adam complies with and follows ITEX's corporate identity standards and further provided that Peter Adam shall receive ITEX's approval, in writing and in advance, for any advertising materials of Peter Adam's own design prior to any such materials being used. Once submitted to ITEX, if ITEX has neither approved or disapproved of such materials within five (5) business days of submission, such materials will be deemed approved. Peter Adam will, immediately upon receipt of notification from ITEX, cease all use of any materials that ITEX, in its sole discretion, deems inappropriate for any reason.

     5.3 ITEX OPERATIONS MANUAL. ITEX will loan to Peter Adam an Operations Manual setting forth the procedures, processing forms and other provisions and policies of the ITEX System. ITEX reserves the right from time to time and in its sole discretion to make changes and additions to these policies, procedures and standards in order to better promote, and to improve operations of, the ITEX System. The Operations Manual may not be copied, translated, summarized, modified, lent, rented, shared, published, transmitted, distributed, or otherwise disclosed to any other party in whole or in part by Peter Adam except with the express written permission of ITEX. Upon termination of this Agreement for any reason or at the written request of ITEX, the Operations Manual and any permitted copies, translations, summaries and modifications must be returned to ITEX immediately.

     5.4 CLIENT RELATIONS.

(a) Peter Adam shall produce a local newsletter, send broadcast facsimiles, maintain an Internet web site, or other client electronic communication vehicle and distribute the same to the Clients assigned to Peter Adam who have consented, and to ITEX at least once every other month. The process for submission and approval of all such materials shall be the same as that for advertising materials described in Section 6.11 hereof.

(b) Peter Adam shall report to ITEX on such forms as directed by ITEX any significant matters pertaining to the operation of the ITEX System and relationships between ITEX Clients and brokers which come to the attention of Peter Adam.

     5.5 CONTINUING CLIENT EDUCATION. The continuing success and growth of Peter Adam's local retail trade business depends, among other things, upon the continuing education of local ITEX Clients in the use of the ITEX System and in bringing ITEX Clients together in order to facilitate and promote trade among them. Consequently, Peter Adam shall offer educational programs for its assigned Clients, such as regular educational meetings, monthly breakfast meetings, periodic orientation meetings, and shall convene at least one orientation meeting per cycle.

     5.6 RECIPROCAL TRADE. If a Client requires assistance in obtaining or completing a trade transaction in another area, Peter Adam will cooperate with Client in locating an appropriate ITEX broker to facilitate the transaction. In addition, Peter Adam shall assist ITEX Clients assigned to other brokers and International Clients to facilitate reciprocal trade among all areas served by ITEX, and extend the same courtesies to those Clients as Peter Adam does to those Clients assigned to Peter Adam.

     5.7 CONFIDENTIALITY. Peter Adam recognizes and acknowledges that the services which Peter Adam performs for ITEX will be of a confidential nature, that the goodwill of ITEX and the ongoing value of the ITEX System depends, among other things, on keeping the nature of such services, and information related to such services and the ITEX System, confidential. Unauthorized disclosure of such matters would irreparably damage ITEX in a manner that will not be compensable solely in monetary damages. The names of and all information, including personally identifiable information, about ITEX's Clients, International Clients, Client account activities, ITEX's employees, ITEX's unique and confidential marketing plans, financial information, business strategies, business methods, competitive information, computer software, procedures, Operations Manual, training materials and other information provided by ITEX to Peter Adam (the "Confidential Information") are and shall remain the exclusive property of ITEX and are of great value to ITEX and the ITEX System. Unauthorized disclosure of the Confidential Information would irreparably damage ITEX in a manner that will not be compensable solely in monetary damages.

Peter Adam hereby agrees that it will maintain the Confidential Information in the strictest of confidence, will take reasonable safeguards to maintain the confidentiality of the Confidential Information, and will not, in whole or in part, use the Confidential Information for any purpose not expressly permitted herein or cause or permit the Confidential Information to be disclosed to any third person, firm or entity by written document or otherwise. Peter Adam specifically acknowledges that the Confidential Information of ITEX is valuable, special and constitutes a unique asset of ITEX, the access to and knowledge of which are essential to the performance required of Peter Adam. Peter Adam further acknowledges that although the Confidential Information is comprised of certain information which, in isolated form, could be construed as being in the public domain, it is in its whole and final form, unique and innovative, and constitutes proprietary and trade secret information of ITEX. If Peter Adam is required by law to disclose any Confidential Information, Peter Adam will immediately provide to ITEX written notice of that requirement so that ITEX may seek a protective order or other appropriate remedy. In any event, Peter Adam will only disclose that part of the Confidential Information which is required by law and will use reasonable efforts to obtain reliable assurances that confidential treatment will be given to the Confidential Information so disclosed.


The parties agree that the term Confidential Information includes, without limitation, the following items, which are secret, confidential, unique, and valuable, were developed at great cost and over a long period of time, and disclosure of any of the items to anyone except as permitted below will cause irreparable injury to ITEX:

     A. Non-public financial information, accounting information and plans of operations, possible mergers or acquisitions prior to the public announcement thereof relating to ITEX;

     B. Client lists, call lists, and other confidential Client data including that relating to International Clients;

     C. Memoranda, notes and records concerning the technical and creative processes used in the ITEX System and all training materials developed or disseminated by ITEX;

     D. Any and all market research and development data commissioned for or conducted by or at the request of ITEX;

     E. Any document or other information provided by ITEX or a third party on behalf of ITEX that is clearly marked "Confidential";

     F.   All  information  provided  by Peter Adam to ITEX  pursuant to Section
          5.8;

     G.   The Client  directories  produced  by Peter Adam  pursuant  to Section
          5.10.

Peter Adam further agrees that at no time during the term of this agreement and for a period of one year after the termination of this agreement for any reason whatsoever, will Peter Adam undertake or attempt, either directly or indirectly, to solicit or otherwise agree privately with ITEX Clients or International Clients to provide consultation and support related to any trade, barter or alternative currency program other than the ITEX System or otherwise attempt to circumvent the ITEX System in Peter Adam's operation of its Trade Broker Business or otherwise..

Upon termination of this Agreement, Peter Adam shall immediately return to ITEX all Confidential Information and other items relating to the ITEX System and will keep no copies or summaries thereof in any form or media.

Peter Adam will assure that the employees and agents of Peter Adam who obtain the Confidential Information, (such employees and agents to obtain such Confidential Information only if they have a legitimate need to know such Confidential Information to enable Peter Adam to fulfill its obligations hereunder) do not disclose the information except as may be expressly authorized by ITEX by requiring such employees and agents to execute a Confidentiality and Non-Competition Agreement on forms supplied by ITEX prior to the disclosure of such Confidential Information to such employees and agents

     5.8 INFORMATION PROVIDED TO ITEX. Peter Adam shall provide Client, product, services and other business information to ITEX in such form and on such schedules as ITEX may from time to time direct in writing. Peter Adam warrants that all information furnished to ITEX or to the ITEX computer data base is and will be, to the best of Peter Adam's knowledge, complete, trustworthy and accurate in all respects. All such information is and will at all times be the exclusive property of ITEX and will be Confidential Information.

     5.9 COLLECTIONS ASSISTANCE.

(a) Peter Adam shall make collection calls on each Client whose Client Purchase/Client Sale Fees remain unpaid and overdue for a period of time longer than 28 days from the date of billing, such calls to be consistent with ITEX's then current collections policies. Peter Adam shall make personal visits as necessary to attempt collections from overdue Clients. (b) All funds collected by Peter Adam pursuant to Section 5.9(a) must be remitted immediately to ITEX for deposit. Peter Adam is expressly forbidden to collect fees from Clients without immediately forwarding said fees to ITEX.

(c) Peter Adam may not refer any accounts of Clients assigned to Peter Adam to a collection agency for collection or commence an action against a Client based on that Client's account, without the express written consent of ITEX and subsequent assignment of claim to Peter Adam.

     5.10 CLIENT DIRECTORY. Peter Adam must maintain the accuracy of the ITEX computer directory system to provide up-to-date information on the Clients assigned to Peter Adam. Peter Adam shall produce directories of Clients assigned to Peter Adam for the use of such Clients and for other ITEX Clients and provide them to any ITEX Client, including those not assigned to Peter Adam, at the reasonable request of any such Client. Any accounts which are "broker controlled" must be clearly identified as such and may not, without the advance written approval of ITEX, exceed ten percent of the Client accounts assigned to Peter Adam. All such Client directories are and will at all times be the exclusive property of ITEX and will be Confidential Information.

     5.11 COMPUTER EQUIPMENT AND SOFTWARE; TRADE SECRETS.

(a) Peter Adam will, at its own expense, obtain computer equipment compatible with ITEX's computer technology as specified by ITEX from time to time. Such equipment will be used to interrogate Clients' accounts by using the computer accounting system software and procedures provided and established by ITEX from time to time. Peter Adam will communicate with ITEX and with other brokers and Clients within the ITEX System using ITEX established communication guidelines and forms as specified by ITEX from time to time.

(b) Software and related procedures provided by ITEX are licensed on a non-exclusive basis to Peter Adam solely for the purposes and during the term of this Agreement and remain the property of ITEX. They include trade secret and confidential information which must be maintained in strict confidence by Peter Adam pursuant to Section 5.7.

(c) Peter Adam shall not use the ITEX procedures or software for any purpose or party other than those associated with ITEX, the ITEX System and the Trade Brokerage Business.

(d) Peter Adam shall execute and be bound by any and all end user software licenses required by ITEX during the term of this Agreement.

     5.12 PETER ADAM TO ABIDE BY TRADE RULES IN PERSONAL TRANSACTIONS. Peter Adam will be granted an ITEX account for its use as hereafter set forth. It is of upmost importance that Peter Adam conduct its own trade transactions through its ITEX account and otherwise, in full compliance with the Trading Rules of the ITEX Retail Trade Exchange. Therefore, Peter Adam hereby warrants and agrees that it will strictly abide by all Trading Rules of the ITEX Retail Trade Exchange as such are in force from time to time, including the prompt payment of all applicable Client Purchase/Client Sale Fees and the failure of Peter Adam to so abide will be deemed to be a default under this Agreement. Peter Adam will at all times disclose to ITEX Clients that Peter Adam is acting as an ITEX Client and not as a broker in any transaction involving Peter Adam's own ITEX account.

     In aid of Peter Adam abiding by this covenant, Peter Adam agrees to inform ITEX, in such manner and on such schedule as is directed by ITEX, of the goods or services offered by Peter Adam for its own account and to indemnify and hold harmless ITEX from and against any and all fines, penalties, losses, costs, damages, injuries, claims, expenses or other liabilities suffered or incurred by ITEX, including reasonable legal fees and disbursements invoiced to ITEX, arising out of, resulting from or in connection with Peter Adam's use of its ITEX account and/or the goods or services offered by Peter Adam.

     5.13 NON-COMPETITION. During the term of this Agreement and for one month for each month this Agreement is in force, up to a maximum of two (2) years after its termination, Peter Adam shall not, without the advance, express written consent of ITEX, engage, directly or indirectly, in any business competitive with ITEX. For the purpose of this Paragraph, a "competitive" business means the franchising, licensing, operation, or provision of record keeping and promotional services in connection with barter transactions and any form of barter business.

During the term of this Agreement and for one month for each month this Agreement is in force, up to a maximum of two (2) years after its termination with respect to Corporate trading, Peter Adam may participate in such trading provided he has informed ITEX of each such transaction he proposes to enter into, including names and addresses of the parties and the terms of the transaction, a description of the goods or services involved and the quantity and prices thereof, and gives ITEX the right of first refusal to act as principal in such transaction. If ITEX fails to exercise such right of first refusal within two (2) business days of delivery of such notice, Peter Adam may proceed therewith for its own account.

During the term of this Agreement these non-competition terms apply absolutely. After the termination of this Agreement and for the period recited above, this non-competition agreement applies within a fifty (50) mile radius of the business address of any office of ITEX, its brokers or its International Licensees or their brokers. The terms of this Paragraph will bind Peter Adam and all those signing the Co-Covenantor Agreement attached hereto, in any capacity, including as a sole proprietor, partner, limited partner, employer, franchiser, franchisee shareholder, director, officer, principal, agent, representative, consultant, financier or employee. If any court or other tribunal determines this Paragraph as invalid or unenforceable as written, then the terms of this Paragraph shall be deemed modified to the extent necessary to be valid and enforceable.

During the term of this Agreement and for one month for each month this Agreement is in force, up to a maximum of two (2) years after its termination. Neither Peter Adam nor any of his shareholders, partners, officers, directors, owners, principals, agents, representatives or employees shall conduct any trade transactions on behalf of others in services or goods or perform any services in connection with the trade or exchange of services and goods, whether or not on behalf of Clients, except as a part of the Trade Exchange Business and otherwise in compliance with the terms and conditions of this Agreement and the Operations Manual, provided, however, that ITEX recognizes that in serving the Clients assigned to it, Peter Adam may be in a position to satisfy the requirements of some clients by entering into trade transactions with parties who are not members of the ITEX System. Therefore, ITEX understands and agrees that in the case of Clients assigned to Peter Adam and who have Trade Dollars to spend but who cannot in a reasonable time (60 days or less) secure needed products or services through the ITEX System, Peter Adam may, in such cases, use whatever resources it may have at its disposal to secure needed products or services for such Clients in exchange for Trade Dollars, cash or products as may be necessary, in the reasonable discretion of Peter Adam, to satisfy those needs.

Peter Adam shall not represent to any party that ITEX or ITEX Clients are involved in or approve any trade transactions outside of the ITEX System or that Peter Adam in any way acts on behalf of ITEX or ITEX Clients in any such transactions.

To the extent possible, any dealings with any trading company, broker, or trade exchange outside of ITEX shall be consummated through participation in the Reciprocal Trade Accounts section set up and administered by ITEX. Any and all trade or barter transactions in which ITEX is not represented are to be reported to ITEX, in writing.

     5.14 WEB SITE REQUIREMENTS. In order to protect both the name and Proprietary Marks of ITEX Corporation and the name and business of ITEX Brokers who have an Internet presence, the following standards will govern any web sites on the Internet set up by Peter Adam in connection with the ITEX System or that otherwise refers to ITEX or the ITEX System:

(a) Peter Adam's web page may not merely say "ITEX" because that does not differentiate between the Peter Adam and ITEX or between the Peter Adam and other Brokers. Peter Adam shall use its formal legal name (corporate name or legally adopted assumed name) followed by "an independent licensee of ITEX Corporation". Peter Adam may not identify its brokerage with a geographical location.

(b) If the Peter Adam web page uses frames, the link to the ITEX Corporation Home Page must open up in a NONFRAMES environment (i.e., the corporate page will not show up in one of Peter Adam's page frames). To accomplish this, all of Peter Adam's pages must have the following text clearly visible near the top of the page:

     An  independent  brokerage  office  licensed  by ______________________

This will link to the ITEX Corporation Home Page. Peter Adam will comply with reasonable encryption and other security standards as advised by ITEX from time to time.

(c) If ITEX becomes an Internet service provider ("ISP"), it will offer "storage space" for Broker and members Home Pages if they do not have a local ISP, payable with trade credits. ITEX will, in connection therewith, require ISP contracts which protect, among other things, against copyright or trademark infringement, defamation, invasion of privacy, and similar legal issues.

     5.15 E-MAIL ADDRESS. Peter Adam shall at all times utilize the ITEX e-mail server for the purpose of receiving and responding to electronic mail from ITEX, and will comply with ITEX encryption standards as advised from time to time.

     5.16 ATTENDANCE AT CONVENTIONS. Peter Adam shall attend the ITEX Annual Convention and any Regional Convention for the region in which Peter Adam is located. Attendance shall be at Peter Adam's sole expense, including, but not limited to, any registration fees, travel, lodging, food, entertainment and any other expenses associated with attendance at such Conventions. This requirement of attendance at Conventions may be waived in writing by ITEX but the acceptable circumstances permitting such waiver will be limited.

     5.17 AMOUNT OF FRANCHISE FEE. The amount of the franchise fee to be paid by Peter Adam is the sum of $400,000 (US). The fee will be payable $160,000 (US) upon execution of this agreement and the balance paid in installments of $6,666
(US) commencing July 31, 2001 and continuing each month on the last day of each subsequent month. If any payment is not received by the due date, the obligation will be deemed to be in default, at the option of ITEX, and the entire unpaid balance of the franchise fee shall be immediately due and payable. No interest shall accrue on the unpaid balance unless there is a default, after which time interest will accrue at the rate of 8% per annum.

     5.18 PRIVACY POLICY. Peter Adam shall at all times follow current ITEX PRIVACY POLICY, as may be amended from time to time. A copy of the current policy is attached as Appendix 2. Peter Adam shall not sell, rent or trade any client information to any third party. Peter Adam has access to client private information and shall not provide client's name, address, telephone number or any personally identifiable information, without the express agreement of the client. Under no circumstances will Peter Adam be permitted to provide credit card information, or any other financial information to any third party or other registered user.

ITEX may disclose personal information about Peter Adam, including its directors, officers, shareholders, employees, principals, agents, partners and representatives if required to do so by law or in good-faith belief that such action is necessary to (a) conform to the edicts of the law or comply with legal process served on ITEX; (b) protect and defend the rights or property of ITEX, the web site of ITEX or the Clients brokers and other users of ITEX, and (c) act under exigent circumstances to protect the personal safety of Clients, brokers and other users of ITEX, or the public. For example, the FEIN of U.S. entities and the SSN of U.S. individuals will be kept strictly confidential, except where properly required by governmental agencies.

In order to facilitate interaction among all ITEX system users, our service allows Peter Adam to access other users' e-mail address, phone number and address. Further, when involved in a barter transaction, an e-mail with your e-mail address may be sent to the other party in the transaction for their approval. By entering into this agreement, Peter Adam agrees that, with respect to other user's account information that it may obtain through the site or through an ITEX-related communication or ITEX-facilitated transaction, ITEX hereby grants to Peter Adam a license to use such information only for: (a) ITEX-related communications that are not unsolicited commercial messages, (b) any other purpose that such user expressly opts into after adequate disclosure of the purpose(s). In addition, under no circumstance, except as defined in this Section, can Peter Adam disclose account information about another user to any third party without our consent and the consent of such other user after adequate disclosure.

ITEX and its users do not tolerate spam. Therefore, without limiting the foregoing, Peter Adam is not licensed to add an ITEX client, even a client who has purchased from Peter Adam - to your mail list (e-mail, fax mail or physical mail) without their express consent after adequate disclosure.

Peter Adam agrees to indemnify and hold ITEX harmless from any claims of any kind, arising out of the collection, use and disclosure of Client and employee "Personal Information" as defined by the Canadian federal "Personal Information Protection and Electronic Documents Act", and as may arise from this statute or any applicable federal, provincial or international law, with respect to Clients whom Peter Adam services pursuant to this agreement. Peter Adam agrees to secure and keep confidential the Personal Information of Clients, including but not limited to, their names, addresses, telephone numbers, e-mail addresses, web sites, and tax i.d. numbers, both during the term of this agreement and any extensions, as well as after the termination of this agreement.

VI. OBLIGATIONS OF ITEX

     6.1 RECORD KEEPING. The primary obligations of ITEX to Peter Adam and Clients are as follows:

(a) ITEX shall record, track and account for trade transactions among its Clients and brokers, through a computerized system of record keeping.

(b) ITEX will give Peter Adam access to its national directory of Clients by means of the ITEX Online System.

     6.2 TRANSACTION AUTHORIZATION LINE. Within North America ITEX will provide a toll free line for Clients to secure transaction authorizations from ITEX for proposed trade transactions. Telephone lines designated as "Transaction Authorization" lines shall be used for no other purpose by Peter Adam or by ITEX Clients. ITEX may, in its sole discretion, modify the hours during which the transaction authorization line is available.

     6.3 OPERATING ACCOUNT, PERSONAL ACCOUNT AND LINE OF TRADE CREDIT.

(a) ITEX will provide two (2) no-fee ITEX Client accounts for Peter Adam's use as an Operating Account and a scrip account.

(b) Trade Dollar commissions payable to Peter Adam will be deposited into Peter Adam's Operating Account. The terms governing this account are the same as those governing any other ITEX Client account and are set forth in the Trading Rules.

In addition, Peter Adam acknowledges and agrees that in its use of any of its ITEX accounts, Peter Adam is acting as a Client of ITEX and not as a broker. It is therefore of manifest importance that Peter Adam keep the transactions in any personal ITEX account completely separate and distinct from Peter Adam's

Operating Account and Peter Adam's activities as an ITEX broker. Peter Adam hereby agrees that it will observe this distinction in each and every aspect of its business.

(c) In addition to the ITEX accounts described above, ITEX may, but is not obligated to, grant Peter Adam a Line of Credit in Trade Dollars to Peter Adam's ITEX account, provided Peter Adam meets the credit criteria established by ITEX from time to time in connection with Lines of Credit and Peter Adam provides proof of adequate security to ITEX commensurate with the Line of Credit granted, if any. In the event Peter Adam draws against its ITEX account an amount in excess of its positive trade balance, or an amount in excess of any Line of Credit, ITEX shall have the right to refuse payment or allow the overdraft, at ITEX's option. Trade overdrafts, or unpaid credit lines, may be reduced by ITEX on behalf of Peter Adam, by assessing an amount in cash from Peter Adam's broker check commission account equal to one-half of the Trade Dollar overdraft if not repaid by the end of the following Cycle.

6.4 TRAINING. ITEX shall provide to Peter Adam and Peter Adam must attend basic training in the selling and use of the ITEX System so that Peter Adam may begin serving as an Associate Broker. Training will be conducted at the ITEX Corporate Training Center and scheduled at times convenient to ITEX and Peter Adam. ITEX shall provide without charge, and Peter Adam shall attend, this training. Peter Adam must complete this initial training to ITEX' satisfaction, or, this Agreement may be terminated by ITEX. Where adequate experience is verifiable from within the trade exchange industry, training may be modified in the sole and absolute discretion of ITEX. Initial start-up materials are included in the training. For all training, Peter Adam is responsible for all lodging, travel entertainment and meals associated with training.

     6.5 COMPUTERIZED COMMUNICATIONS NETWORK. To promote trade transactions, ITEX will provide Peter Adam with access to the ITEX web site called AIM ONLINE, BROKERSONLINE.COM or such other websites as ITEX from time to time determines are necessary for the operation of its broker network of corporate offices and independent licensed brokers.

     6.6 RIGHT OF INSPECTION. Representatives of ITEX shall have access to the premises of Peter Adam at all times to inspect Peter Adam's place of business and to verify compliance with this Agreement. Inspection shall be during Peter Adam's normal business hours and upon not less than forty-eight (48) hours advance notice. At the time of inspection, ITEX may give advice and assistance regarding Peter Adam's operations and recommendations for educational training programs. Peter Adam shall cooperate with ITEX representatives at the time of inspection and shall provide ITEX with access to his books and records, including all electronically stored data, relating to its ITEX operations for such inspection if ITEX, in its sole discretion, deems such inspection necessary.

     6.7 ON-SITE ASSISTANCE. At the request of Peter Adam, ITEX may, but is not obligated to, visit Peter Adam's office from time to time to render on-site assistance. Peter Adam may request on-site assistance by ITEX personnel subject to their availability. Peter Adam shall pay the travel and lodging expense of the requested ITEX personnel and shall promptly reimburse ITEX for the usual salary and benefits or commissions of such personnel during the assistance period. ITEX will not charge for assistance rendered during an inspection pursuant to section 6.6 above.

     6.8 BILLINGS AND COLLECTIONS. ITEX will conduct and has final responsibility for all billing and collection of fees due from all ITEX Clients (except as to the initial set-up fees from Clients enrolled by Peter Adam. Accounts with cash balances overdue for three (3) consecutive accounting cycles may be turned over to internal collections, which accounts will incur a twenty-five percent (25%) collection fee before calculating the broker commission portion payable. Negative trade balances collected are not commissionable.

Peter Adam is expected to assist, at his own expense, in the collection of unpaid fees, at the direction of ITEX. If attempts by both Peter Adam and ITEX internal collections are unsuccessful in collecting overdue fees, accounts may be deleted and assigned to a collection agency. There will be no broker commissions payable on deleted accounts sent to collection or for special collection charges assessed against Clients, even if all or a portion of such accounts are ultimately collected.

     6.9 ADVERTISING. ITEX shall have the right, but not the obligation, to conduct regional and national advertising promotions of the ITEX System as it chooses. ITEX will carry the entire financial responsibility for such advertising and promotions or may use advertising allowances available from suppliers and Clients of the ITEX System.

     Peter Adam shall conduct his own advertising or promotions necessary for the expansion of his assigned clients' trade volume, as well as his client base. All written and other materials for such advertising or promotions must be submitted to the ITEX Legal Department for approval. If submitted materials are not explicitly acted upon by the ITEX Legal Department within five (5) business days of submission by Peter Adam, such material shall be deemed approved.

     6.10 INTERNATIONAL TRANSACTION AUTHORIZATIONS. ITEX shall provide a clearing house function for international transactions, that is, transactions involving a seller or buyer outside of the United States. ITEX has established pre-set credit lines on clearing accounts for International Licensees. A transaction may be declined if these limits are exceeded even if an individual ITEX Client's account is in good standing.

VII.      PETER ADAM'S CONDUCT OF BUSINESS

     7.1 LEGAL REQUIREMENTS. Peter Adam shall secure and maintain in force all required licenses, permits and certificates relating to the operation of Peter Adam's business, by any governmental authority or entity having jurisdiction over the same; shall pay promptly all taxes and assessments, or collect and promptly remit such taxes to the appropriate governmental authorities, when due; and shall operate Peter Adam's business in full compliance with all applicable laws, ordinances and regulations, including, but not limited to, laws relating to occupational health and safety, workers' compensation insurance, unemployment insurance, non-discrimination and withholding and payment of federal, state and local income taxes, social security and other employment taxes and sales taxes.

     7.2 TAXATION. Peter Adam acknowledges that all trade transactions and commissions earned on such transactions are subject to income taxation. Peter Adam will advise all ITEX Clients of the taxable nature of barter and trade transactions denominated in alternative currencies and to seek appropriate legal, accounting and tax services for advice on the tax treatment of trade transactions.

     7.3 MAINTENANCE OF BUSINESS REPUTATION BY PROMPT PAYMENT. Peter Adam shall pay promptly when due, all bills, debts, expenses and charges arising from operation of its business, and shall pay all taxes, licenses and permits required by any governmental unit. Peter Adam is responsible for its own expenses and costs of doing business.

     7.4 PETER ADAM'S STATUS. Peter Adam is not and shall not represent or hold himself out to be a joint venturer, agent, legal representative, partner or employee of ITEX for any purpose whatsoever. Peter Adam is an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of ITEX or to create any obligation, express or implied on behalf of ITEX. Any liability resulting from or associated with the information and advice rendered by Peter Adam to customers of ITEX shall be the sole responsibility of Peter Adam.

ITEX has the right to, and shall instruct Peter Adam as to the scope of services he is to provide and the means of providing that service. Peter Adam is an independent contractor with the authority and obligation to control and direct the performance of all services provided. ITEX is interested only in the results obtained. However, the service provided by Peter Adam must meet the approval of ITEX and shall be subject to ITEX's general right of inspection, supervision, and approval. The actual performance and superintendence of all services in connection with this Agreement shall be by Peter Adam. ITEX may designate a representative or representatives who shall have authority to observe and inspect the services performed by Peter Adam and to judge, in the exercise of its reasonable judgment whether all service is being performed by Peter Adam in accordance with the provisions of this Agreement.

     7.5 PROHIBITED CONDUCT.

(a) Except for ITEX prepaid trade drafts, and as permitted in Section 5.12 hereof, Peter Adam shall not, for any reason, sell, assign, give, or otherwise deliver ITEX Trade Dollars to any person or entity which is not a current Client, International Client or broker of ITEX. ITEX will not honor ITEX Trade Dollars transferred in violation of this provision.

(b) Peter Adam shall not, for any reason, use, buy, sell or in any way transact business through another Client account than the one assigned by ITEX to Peter Adam unless the Client owning the account appoints Peter Adam as the Client's attorney-in-fact pursuant to a power of attorney valid in the jurisdiction where the Client resides. A copy of such power of attorney must be supplied to the ITEX Legal Department before any trading occurs based upon the power of attorney.

(c) Peter Adam shall not violate, or assist another ITEX broker, Client or International Client to violate, the ITEX Trading Rules or any term of an applicable written agreement with ITEX, and if Peter Adam becomes aware of any such violation it shall promptly advise ITEX in writing.

(d) In all transactions and dealings with ITEX Clients, International Clients and brokers, Peter Adam shall honor all commitments and pay all obligations, cash and trade, in a timely manner.

(e) Peter Adam shall not charge any ITEX Client any surcharge, "showroom fee", inventory fee, scrip fee or any other fee added to a transaction in which Peter Adam is acting as an ITEX broker or in connection with Peter Adam's ITEX account, except that as may be approved by ITEX in advance and in writing, any licensed broker with a travel department which has been previously approved by ITEX may charge a fee associated with travel services rendered by such travel department.

     7.6 STANDARDS OF ETHICAL CONDUCT. Peter Adam agrees to at all times during the term of this Agreement comply with the then current ITEX Corporation and International Reciprocal Trade Association standards of ethical conduct in operation of its brokerage business and in representing ITEX in the industry.

     7.7 PETER ADAM'S LIABILITY AND INSURANCE. Peter Adam alone shall be responsible for all loss or damage arising out of or relating to the operation of Peter Adam's business or arising out of the acts or omissions of Peter Adam or any of his agents, servants, or contractors in connection with the rendering of services by Peter Adam, and for all claims for damage to property or for injury or death of any persons directly or indirectly resulting therefrom, and Peter Adam agrees to indemnify and hold ITEX harmless against and from any and all such claims, loss and damage, including costs and reasonable attorney's fees. Peter Adam shall obtain and all times during the terms of this Agreement maintain in force and pay the premiums for public liability insurance, with complete operations coverage, in companies acceptable to ITEX, with limits of liability for bodily injury and defamation of not less than $1million (CD) for each injury or instance AND $1 million (CD) for property damage in each occurrence, or such higher limits as ITEX may reasonably request. Such limits of liability shall be increased and modified or additional types of coverage shall be obtained at the direction of ITEX, as and when changed circumstances reasonably so require. Said policies of insurance shall expressly protect both Peter Adam and ITEX and shall require the insurer to defend both in any such action. Peter Adam shall furnish to ITEX a certified copy or certificate with respect to each such policy, evidencing coverage as set forth above, naming ITEX as an additional insured, and providing that such policy shall not be canceled, amended, or modified except upon ten (10) days' prior written notice to ITEX. Maintenance of the insurance required under this Section shall not relieve Peter Adam of the obligations of indemnification contained in the first sentence of this Section. If Peter Adam fails to procure or maintain in force any insurance as required by this Section or to furnish the certified copies or certificates thereof required by this agreement, ITEX may, in addition to all other remedies it may have, procure such insurance and or certified copies or certificates, and Peter Adam shall promptly reimburse ITEX for all premiums and other costs incurred in connection therewith.

VIII. CLIENT OBLIGATIONS

     8.1 CLIENT APPLICATION.

(a) All rights and obligations of ITEX Clients are set forth in the Client Application and the ITEX Trading Rules. Each Client is required to agree to the terms of the Trading Rules in order to subscribe to ITEX services and participate in the ITEX System.

(b) All terms and provisions contained in the Client Application and the Trading Rules may be changed from time to time in ITEX's sole discretion as it deems necessary, including the amount and types of fees charged to the Client. Changes in Client fees shall not change the Peter Adam Commission Schedule, unless modified in writing and signed by Peter Adam and ITEX.

(c) All Client Applications are subject to final approval by ITEX.

(d)  Peter  Adam  may  not  make  any  changes  in or  additions  to the  Client
Application or the Trading Rules, whether in writing or by verbal representation. To the extent that Peter Adam is found by ITEX to have done so, Peter Adam shall indemnify and hold harmless ITEX from and against any and all fines, penalties, losses, costs, damages, injuries, claims, expenses or other liabilities suffered or incurred by ITEX, including reasonable legal fees and disbursements invoiced to ITEX, arising out of, resulting from or in connection with such changes, additions or representations, including, but not limited to, the decision by ITEX to refund all or a portion of the enrollment fee collected by Peter Adam from any Client alleging such change, addition or representation after investigation by ITEX and the determination by it, in the exercise of its reasonable judgment, that such allegations are supported by a preponderance of the evidence.

IX. ASSIGNMENT, SALE AND TRANSFER

     9.1 PERSONAL SERVICE CONTRACT; NON-ASSIGNABILITY. ITEX is entering into this Agreement based upon its knowledge of and faith in the abilities of Peter Adam and his duly Co-Covenantor(s). Therefore, this Agreement is personal to Peter Adam. This Agreement may not be assigned or transferred, and none of the covenants or obligations of Peter Adam may be sub-contracted, without the prior written consent of ITEX, which consent will not be unreasonably withheld. Any attempt by Peter Adam to assign or transfer any right in this Agreement, or any interest in any entity holding an interest in this Agreement, or to sub-contract any covenant or obligation in this Agreement shall be null and void.

     "Transfer" includes any act or circumstance by which ownership or control is shifted in whole or in part from one entity to another, including, if Peter Adam is doing business through a corporation, any changes in the ownership of stock of the corporation or the issuance of additional stock of the corporation and, if he is doing business through another form such as a partnership, any change in or addition of partners.


     9.2 CONSENT TO TRANSFER. If a transfer is proposed, ITEX will consent to the transfer provided:

(a) each transferee has a satisfactory credit rating according to standards adopted by ITEX and has a good general business reputation as reasonably determined by ITEX;

(b) each transferee agrees to take the ITEX initial training course to the extent that ITEX, in its sole discretion, deems necessary or desirable;

(c) each transferee enters into all agreements, including the form and content of Independent Retail Brokerage Agreement that ITEX is then requiring of new brokers;

(d) the obligations of Peter Adam under this Agreement and any loans, trade loans or credit lines are fully paid and satisfied;

(e) Peter Adam is not in default under any provision of this Agreement or its ITEX account;

(f) all parties to the transfer enter into a written assignment of this Agreement, including a general release of all claims Peter Adam may have against ITEX; and

(g) Peter Adam or the transferee has paid ITEX the transfer fee then being charged by ITEX for the transfer of licenses entered into after May 1, 2001. As of June 22, 2001 the transfer fee is Two Thousand Dollars ($2,000.00) (US) for ITEX's legal and accounting costs, credit and investigation charges, training and other expenses associated with the transfer. The amount of such transfer fee may be adjusted at any time and from time to time by ITEX in its sole discretion, without prior notice to Peter Adam and any adjusted transfer fee will become effective at the time ITEX notifies Peter Adam of such adjustment.

     9.3 DEATH OR DISABILITY. In the event of the death or permanent disability of Peter Adam if he has been doing business as a proprietor, or of the Peter Adam Co-Covenantor if Peter Adam is a legal entity, the spouse or the surviving parties in interest of Peter Adam may request in writing a transfer of this Agreement, or a transfer of the obligations of the Peter Adam Co-Covenantor, to the spouse or parties in interest. The request must be made within ninety (90) days after the death or determination of disability. The transfer will be granted subject to the same terms and conditions governing any other transfer. For purposes of this Agreement, permanent disability shall mean the inability or failure of the disabled person to perform the duties under this Agreement for a period of 60 consecutive days).


X. INDEMNIFICATION

     10.1 INDEMNITY AND HOLD HARMLESS BY PETER ADAM. Peter Adam shall indemnify and hold harmless ITEX, its agents, employees, officers, shareholders and directors from and against any and all fines, penalties, losses, costs, damages, injuries, claims, expenses or other liabilities, including, but not limited to attorney's fees and costs of court including on appeal, arising out of, resulting from or in connection with the operation of Peter Adam's business and caused by the acts or omissions, negligent or otherwise, of Peter Adam, or Peter Adam's employees, agents and Peter Adam. This indemnification provision shall include, but is not limited to, claims of third parties arising out of or resulting from or in connection with the rendering of advice, information, services or consultation by Peter Adam to Clients of ITEX, contrary to the standards or procedures promulgated in writing by ITEX.

     10.2 INDEMNITY AND HOLD HARMLESS BY ITEX. Subject as set out herein, ITEX shall indemnify and hold harmless Peter Adam, his agents, employees, officers, shareholders and directors from and against any and all fines, penalties, losses, costs, damages, injuries, claims, expenses or other liabilities, including, but not limited to attorney's fees and costs of court including on appeal, arising out of, resulting from or in connection with the operation of ITEX's business and caused by the acts or omissions, negligent or otherwise, of ITEX, or ITEX's employees, agents and independent contractors. NOTWITHSTANDING THE ABOVE INDEMNITY, ITEX SHALL IN NO EVENT BE LIABLE TO PETER ADAM FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, AGGRAVATED OR PUNITIVE DAMAGES OR DAMAGES FOR PURE ECONOMIC LOSS, INCLUDING DAMAGES FOR LOST REVENUES, LOST BUSINESS, LOST PROFITS OR FAILURE TO REALIZE ANTICIPATED SAVINGS, EVEN IF ITEX IS AWARE OF THE LIKELIHOOD OF SUCH DAMAGES ARISING. IN NO EVENT SHALL THE TOTAL CUMULATIVE LIABILITY OF ITEX TO PETER ADAM UNDER THIS AGREEMENT OR OTHERWISE IN RESPECT OF THE EXCHANGE EXCEED THE LESSER OF PETER ADAM'S DIRECT PROVEN DAMAGES AND THE SUM OF $50,000.00 (CD), REGARDLESS OF THE CAUSE OF ACTION, INCLUDING CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE), INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, STRICT LIABILITY OR OTHER LEGAL THEORY.


XI. TERM, TERMINATION AND RENEWAL

     11.1 TERM. The term of this Agreement commences on the date it is executed by the President or Chief Executive Officer of ITEX or his designee and continues for a period of five (5) years, unless earlier terminated as provided in this Section XI. This Agreement shall be automatically renewed for subsequent five year terms so long as Peter Adam is not in breach and otherwise is in compliance with this Agreement and any policies and procedures then in force as adopted by ITEX and otherwise permitted hereunder.

     11.2 TERMINATION WITHOUT OPPORTUNITY TO CURE. If during the period this Agreement is in effect there occurs any of the following events, the occurrence of such event shall entitle ITEX in its sole discretion to give notice of immediate termination hereof, without any opportunity to cure:

(a) Peter Adam shall file or have instituted against it a petition in bankruptcy (which is not dismissed within forty-five (45) days of such filing) or shall be adjudged as bankrupt or insolvent or shall admit in writing its inability to pay its debts as they come due or shall have a receiver or trustee appointed for all or substantially all of Peter Adam's assets;

(b) Peter Adam makes an assignment for the benefit of creditors or a similar disposition of the assets of Peter Adam or applies for relief from or seeks protection from creditors pursuant to any legislation providing such relief or protection;

(c) Peter Adam voluntarily abandons, surrenders, or transfers control of or fails to actively operate its business for thirty (30) or more consecutive days of business, unless Peter Adam is precluded from so operating by war, civil disturbance, natural disaster, labor dispute, product shortage, or any other event beyond Peter Adam's reasonable control for a period of six months other than lack of funds, or unless ITEX has given its prior written approval for such failure to operate.

(d) Peter Adam or any partner, officer or director is convicted of or pleads guilty or no contest to a felony or has a final judgment entered against it in a civil action for fraud, dishonesty, conversion, misrepresentation or any other matter involving moral turpitude which, in the sole judgment of ITEX, substantially impairs the goodwill associated with ITEX, its Proprietary Marks or the System;

(e) The Peter Adam shall engage or attempt to engage in any act in violation of Sections 4.1, 4.3, 5.7, 5.9(b), 5.11(c) 5.13, 5.16 or 5.18 hereof.

     11.3 TERMINATION AFTER OPPORTUNITY TO CURE. ITEX may terminate this Agreement upon written notice to Peter Adam of any one or more of the following defaults, provided such default is not cured within thirty (30) days after the mailing of such notice by ITEX to Peter Adam, or, if impossible to cure within thirty days, in the good faith judgment of ITEX substantial and ongoing steps have been and are being taken toward cure:

(a) Default in the payment of any indebtedness of Peter Adam to ITEX, the ITEX Retail Trade Exchange or the ITEX System;

(b) Peter Adam shall have lodged against it and reported to ITEX orally or in writing, more than three (3) client complaints in any ninety (90) day period, of a failure of Peter Adam to live up to its contractual obligations or enforceable promises, which complaints are found by ITEX in the exercise of its good faith judgment to be reasonable and which Peter Adam has not resolved to the satisfaction of the clients involved within sixty (60) days from notification to Peter Adam of the complaint. At the option of ITEX, to the extent that the employees or facilities of ITEX are required to resolve the complaint, Peter Adam shall be responsible for employee costs and expenses incurred by ITEX at the rate of up to $75 per hour, and all costs so incurred and invoiced to Peter Adam with appropriate documentation shall be deducted from any commission check(s) otherwise due to Peter Adam.

(c) Peter Adam acting in connection with its ITEX account enters into a trade transaction which calls into disrepute the ITEX Trade Exchange, the ITEX System or ITEX or otherwise adversely impacts the good will of ITEX.

(d) There is a removal, resignation, withdrawal or elimination from the Peter Adam of any person who actively and substantially participates in the ownership of the Peter Adam without the prior written consent of ITEX, which consent shall not be unreasonably withheld

(e) Peter Adam defaults in the performance of any other provision of this Agreement not otherwise provided for here.

     11.4 TERMINATION BY PETER ADAM. Peter Adam may terminate this Agreement effective thirty (30) days after delivery to ITEX of a written notice of intent to terminate. Delivery of such notice shall in no way relieve Peter Adam of its obligation to pay all sums then owed to ITEX, the ITEX Retail Trade Exchange or any other element of the ITEX System or the obligations of this Agreement which survive the termination, expiration without renewal or transfer hereof.

     11.5 TERMINATION BY MUTUAL AGREEMENT. At any time, Peter Adam and ITEX may agree to terminate or not to renew this Agreement.

     11.6 RIGHTS UPON TERMINATION.

(a) Upon termination of this Agreement for any reason, Peter Adam's Operating Account, will automatically terminate without notice. ITEX may, in its sole discretion, allow Peter Adam to maintain a Client account with ITEX on a standard fee basis.

(b) Upon termination, Peter Adam will return to ITEX all software, promotional materials, Client transaction materials, and all other tangible or proprietary items provided by ITEX or containing the "ITEX" name, Proprietary Marks or any copyright protected works. Peter Adam shall immediately cease using the name "ITEX" and all Proprietary Marks and will no longer represent that Peter Adam is part of the ITEX System. Peter Adam shall advise all Clients or prospective
Clients coming to Peter Adam's office or website or telephoning, faxing or e-mailing Peter Adam that Peter Adam is no longer associated with ITEX.

(c) Upon termination of this Agreement for any reason, ITEX shall pay Peter Adam's final commission, no later than ninety (90) days after the close of the ITEX accounting cycle in which this Agreement terminates, if all materials have been returned as required above, Peter Adam is not otherwise in breach of this Agreement and any overdraft and credit line extension is paid up within Peter Adam's ITEX Account.

XII. MISCELLANEOUS PROVISIONS

     12.1 SEVERABILITY. Peter Adam acknowledges that ITEX will appoint numerous brokers throughout the United States and Canada on terms and conditions similar to those set forth in this Agreement. It is of mutual benefit to Peter Adam and to ITEX that these terms and conditions be uniformly interpreted. If any provision of this Agreement is or shall become in conflict with laws, ordinances or regulations of any governmental entity or body having jurisdiction over this Agreement, the provision shall be automatically deleted and the remaining terms and conditions of this Agreement shall remain in full force and effect.

     12.2 ENTIRE AGREEMENT; MODIFICATION.

(a) This Agreement constitutes the entire agreement of the parties into which all prior negotiations, commitments, representations and undertakings are merged. There are no oral or other written understandings or agreements between the parties relating to the subject matter of this Agreement.

     (b) No addition or modification of this Agreement shall be binding unless in writing signed by both ITEX and Peter Adam. No course of dealing may be used to imply or impose any consent to modification of this Agreement.

     12.3 PERSONAL EFFORT. Peter Adam acknowledges that ITEX has made no warranties or representations other than those expressly contained in this Agreement, and in particular has made no representations or warranties about the potential profitability of Peter Adam's participation in the ITEX System. Because of the highly competitive nature of the business involved, Peter Adam understands that the success of the ITEX brokerage will depend upon the best efforts and abilities of, and management by, Peter Adam, as well as general economic trends and other local conditions. The success of the business contemplated by this Agreement is speculative and depends primarily upon the ability of Peter Adam as an independent businessperson and its active participation in the daily affairs of the business as well as other factors. ITEX does not make any representation or warranty, express or implied, as to the potential success of said business.


     12.4 NOTICES. All notices required by this Agreement shall be deemed given when delivered in person (including commercial delivery service) or when successfully transmitted by facsimile with confirming copy deposited in the United States or Canadian mail, addressed to the party at the address contained in this Agreement or as otherwise designated in writing, certified or registered mail, return receipt requested, postage prepaid or with confirming copy delivered by commercial overnight delivery service.

     12.5 WAIVER. A waiver by any party of any breach of any provision, term, covenant, or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or any other provision, term, covenant, or condition.

     ITEX may by express written notice unilaterally waive any obligation of Peter Adam, the principals of Peter Adam, or the Guarantors under this Agreement.

     12.6 CONSTRUCTION, NUMBERS AND CAPTIONS. This document constitutes the entire agreement between the parties and may not be modified or amended except by written agreement signed by the parties. The words "this Agreement" include all schedules and appendices attached hereto and any such future modifications unless otherwise indicated by the context. No salesperson, representative, or other person has the authority to bind or obligate ITEX in any way, except the president or a vice president of ITEX at the home office of ITEX by an instrument in writing.

     All words in this Agreement shall be deemed to include any number or gender as the context or sense of this Agreement requires. The words "shall" "will" and "must" used in this Agreement indicate a mandatory obligation.

     All captions and headings are for reference purposes only and shall not be deemed to be a part of this Agreement.

     If, for any reason whatsoever, any part of this Agreement shall be declared invalid, such declaration shall not affect the validity of the remaining portions which shall remain in full force and effect as if this Agreement had been executed with the invalid portion omitted. The parties declare their intention that they would have executed the remaining portions of this Agreement without including any part, parts, or portions which may be declared invalid in the future.

     12.7 APPLICABLE LAW. This Agreement is deemed accepted in the Province of British Columbia and shall be governed by and construed in accordance with the laws of British Columbia, excluding its conflict of laws rules.

     12.8 VENUE. Any action brought by any party to this Agreement shall be filed and venue shall be in the courts of the County of Sacramento, State of California and Independent Broker irrevocably submits to the exclusive jurisdiction of such courts in the event of any dispute or proceeding hereunder or otherwise in relation to ITEX. Peter Adam acknowledges that this provision is in the best interests of all of the brokers and Clients who make up the ITEX System, by preventing the adverse economic and business impacts upon ITEX and the ITEX System that would result from widely scattered litigation venues and hereby consents to such venue.

     12.9 LITIGATION. If either party is the prevailing party in any arbitration, suit, action or appeal, the other party, in addition to any other damages being awarded, shall pay the prevailing party all its expenses for the prosecution or defense of the arbitration, suit, action or appeal including, but not limited to, reasonable attorney's fees, cost of preparation, and all other actual expenses incurred by the prevailing party including any expenses necessarily incurred to enforce the judgment. For purposes of this Agreement, "prevailing party" shall mean the party that wins (either affirmatively or defensively) on more claims than it loses.

     12.10 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

     12.11 DOCUMENTS. Peter Adam and its partners, shareholders, officers, and principals agree to execute and deliver any and all documents and to provide all further assurances and to do all further acts and things that may be necessary or appropriate during the Term and upon termination of this Agreement to carry out the purposes and intent of this Agreement.

     If Peter Adam does business through a partnership, all general partners shall sign this Agreement. If Peter Adam does business through a corporation, such shareholders, directors and officers of the corporation as may be reasonably requested by ITEX shall become co-covenantors of Peter Adams by signing the attached Co-Covenantor Agreement.

     12.12 Anti-poaching. Peter Adam shall assure that he will not and each of his business owners, principals, shareholders, partners, directors, officers, managers, employees, consultants representatives and agents will not compete with ITEX; not attempt to divert Clients to competing businessesand not induce employees of ITEX or of ITEX's affiliates to leave their employment. Peter Adam will and keep, preserve, and protect all confidential information as required by this Agreement.

     12.13 OTHER AGREEMENTS. If Peter Adam violates any material provision of this or any other agreement between Peter Adam or any of Peter Adam's shareholders, owners, principals, partners, employees, agents, directors, or officers and ITEX, such breach shall be considered a breach of this Agreement as well as any such other agreements. ITEX shall then be entitled to terminate or otherwise enforce this Agreement and such other agreements pursuant to the provisions of this Agreement or any such other agreements.

     12.14 AGREEMENT BINDING ON SUCCESSORS AND ASSIGNS. Except as stated elsewhere in this Agreement, this Agreement shall benefit and bind the respective heirs, executors, administrators, successors, and permitted assigns of the parties.

     12.15 ACCEPTANCE BY ITEX. This Agreement shall be binding upon Peter Adam at the time it is signed by Peter Adam, and delivered to ITEX at it headquarters in Sacramento, California. This Agreement shall not be binding upon ITEX until it is accepted in writing by the president or chief executive officer of ITEX or the designee of either. If not so accepted within ten (10) days, this Agreement shall no longer be binding upon Peter Adam.

     12.16REPRESENTATIONS AND ACKNOWLEDGMENTS.

Peter Adam acknowledges that he has entered into this Agreement after making an independent investigation of ITEX's operations and not in reliance upon any representation as to gross revenues, volume, potential earnings or profits which Peter Adam in particular might be expected to realize. No person has made any other representation which is not expressly set forth in this Agreement to induce Peter Adam to accept and execute this Agreement.


     Each party acknowledges that it has had full and complete opportunity to be represented by counsel in connection with the negotiation, preparation and execution of this Agreement and that each party has thoroughly reviewed this Agreement with that counsel. The rule of construction that a written agreement is construed against the party preparing or drafting such agreement shall specifically not be applicable to the interpretation of this Agreement.

ITEX Corporation                                     Peter Adam



By:  /s/ Collins M. Christensen            By:  /s/ Peter Adams
    ---------------------------------          --------------------------------
    Name & Title:                              Name & Title:


Date:   June 22, 2001                     Date:    June 22, 2001
     --------------------------------          --------------------------------

Copyright 2001 ITEX CORPORATION, Sacramento, CA All rights reserved.